Exhibit 15.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form F-3, as currently amended (No. 333-104121) and in the Registration Statements on Form S-8 (Nos. 333-13022, 333-88966 and 333-100388) of GlaxoSmithKline plc of our report dated 1 March 2006, relating to the financial statements of GlaxoSmithKline plc, which appears in GlaxoSmithKline plc’s Annual Report on Form 20-F for the year ended 31 December 2005, and of our report dated 2 March 2005, except for the Cidra, Puerto Rico manufacturing site matter discussed in Note 30, for which the date is 8 March 2005, relating to the financial statements of GlaxoSmithKline plc, which appears in GlaxoSmithKline plc’s Annual Report on Form 20-F for the year ended 31 December 2004. We also consent to the reference to us under the heading Experts in the Registration Statement on Form F-3.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
London, England
3 March 2006